UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, the Motors Liquidation Company GUC Trust (the “GUC Trust”) is involved in litigation concerning purported economic losses, personal injuries and/or death suffered by certain lessees and owners of vehicles (such persons, the “Potential Plaintiffs”) manufactured by General Motors Corporation (“Old GM”) prior to the sale of substantially all the assets of Old GM to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Potential Plaintiffs have filed lawsuits against New GM, filed motions seeking authority from the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), and/or are members of a putative class covered by those actions.

As previously disclosed, on April 25, 2018, the GUC Trust entered into an agreement (the “Settlement Agreement”) with certain of the Potential Plaintiffs to settle the Late Claims Motions and various related issues. The approval of the Bankruptcy Court is required for the Settlement Agreement to be effective. As previously disclosed, on May 3, 2018, the GUC Trust filed a motion with the Bankruptcy Court seeking approval of the Settlement Agreement. Also as previously disclosed, the Bankruptcy Court requested briefing on whether a class of economic loss plaintiffs must be certified pursuant to Federal Rule of Civil Procedure 23 prior to approval of the Settlement Agreement and related issues. Simultaneous briefs on those issues were filed with the Bankruptcy Court on June 12, 2018, and the Bankruptcy Court heard oral arguments on those issues on July 19, 2018.

On September 25, 2018, the Bankruptcy Court issued the Memorandum Opinion and Order Concluding that the Signatory Plaintiffs and the GUC Trust Must Satisfy Civil Rule 23 for the Proposed Settlement to be Approved and Denying Three Pending Motions Without Prejudice [Docket No. 14374] (the “Rule 23 Decision”). The Rule 23 Decision concluded that a Rule 7023 class certification of the economic loss claimants is required before the Bankruptcy Court can approve the Settlement Agreement, which Settlement Agreement contemplates resolution and estimation of the claims of millions of economic loss plaintiffs. The Bankruptcy Court also noted that while “[t]he Proposed Settlement makes a lot of sense, ending years of uncertainty and litigation and providing Claimants with the possibility of recovery . . . approval of the Proposed Settlement first requires Rule 23 class certification for settlement purposes.” In the absence of class certifications, the Bankruptcy Court found, each economic loss plaintiff would be required to individually file his or her own claim.

In the Rule 23 Decision, the Bankruptcy Court also denied without prejudice the following motions, which were filed in connection with the motion for approval of the Settlement Agreement: (1) the Motion for Order: (1) Granting Authority to Reallocate and Use Distributable Cash for Notice Procedures; (2) Approving Notice Procedures with Respect to (A) the Proposed Settlement Pursuant to Federal Rule of Bankruptcy Procedure 2002(m) and (B) the Estimation Motion; and (3) Directing the Production of Information Held by General Motors LLC Pursuant to Federal Rule of Bankruptcy Procedure 2004 and Bankruptcy Code Section 105(a) filed on May 2, 2018 [Docket No. 14292], (2) the Motion of Motors Liquidation Company GUC Trust to Approve (I) the GUC Trust Administrator’s Actions and (II) the Settlement Agreement by and among the Signatory Plaintiffs and the GUC Trust Pursuant to Bankruptcy Code Sections 105, 363 and 1142 and Bankruptcy Rules 3002 and 9019 and to (III) Authorize the Reallocation of GUC Trust Assets filed on May 3, 2018 [Docket No. 14293], and (3) the Motion of Motors Liquidation GUC Trust to Estimate Vehicle Recall Economic Loss and Personal Injury Claims for Allowance Purposes and to Establish a Schedule for the Claims Estimation Proceeding filed on May 3, 2018 [Docket No. 14294].

The foregoing description of the Rule 23 Decision does not purport to be complete and is qualified in its entirety by reference to the Rule 23 Decision, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The GUC Trust is considering the impact of the Rule 23 Decision on the Settlement Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Order of the Bankruptcy Court

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity,

but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: October 1, 2018

	By:	/s/ David A. Vanaskey Jr.
		Name:	David A. Vanaskey Jr.
		Title:	Administrative Vice President of Wilmington Trust Company